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                                                                    EXHIBIT 10.5


                             EIGHTH AMENDMENT TO THE
                             STERLING CHEMICALS ESOP

         WHEREAS, Sterling Chemicals, Inc. (the "Corporation") currently maintains its Employee Stock Ownership Plan (the "Existing Plan");

         WHEREAS, Section 9.1 of the Existing Plan authorizes and empowers the Chief Executive Officer to adopt amendments that do not materially increase the costs or obligations of participating employers under the Existing Plan;

         WHEREAS, the Corporation desires to amend the Existing Plan in order to meet the requirements of the IRS for a determination letter;

         WHEREAS, the Corporation has determined that amending the Existing Plan to reflect the desired changes will not materially increase the costs and obligations of participating employers;

         NOW, THEREFORE, the Existing Plan is amended, effective as of dates specified below, as follows:

         Section 1. Amendment of Section 1.30 of the Existing Plan. Effective January 1, 1997, Section 1.30 is amended to read as follows:

             "1.30 `Leased Employee' means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("leasing organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient."

         Section 2. Amendment of Section 4.4(g) of the Existing Plan. Effective as of August 21, 1996, Section 4.4(g) is amended to replace the reference to "Code Section 415(b)(1)(A)" with a reference to "Code Section 415(c)(1)(A)."

         Section 3. Amendment of Section 12.2(c) of the Existing Plan. Effective as of August 21, 1996, Section 12.2(c) is amended to replace the clause, "provided, however, that the Employer may not elect to include a plan in such group if its inclusion would cause the group to fail to meet the requirements of sections 401(a)(4) or 410 of the Code," with the clause, "provided, however that such group would continue to meet the requirements of Code sections 401(a)(4) and 410 with such plan begin taken into account."
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         IN WITNESS WHEREOF, the Corporation has executed this instrument this
______ day of ___________ , 2003.

                                          STERLING CHEMICALS, INC.



                                          -----------------------------
                                          Richard K. Crump
                                          President and Chief Executive Officer




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